Exhibit 5.1

D +1 284 852 7309
E michael.killourhy@ogier.com

Reference: MJK/DNM/180871.00001

15 October 2020

Eucrates Biomedical Acquisition Corp.

Ritter House

Wickhams Cay II

PO Box 3170

Road Town

Tortola, VG1110

British Virgin Islands

Dear Sirs

Eucrates Biomedical Acquistion Corp., incorporated in the British Virgin Islands with company number 2042314 (the Company)

We have acted as counsel as to British Virgin Islands law to the Company in connection with the Company’s registration statement filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), on Form S-1 (File No. 333-249333), such registration statement including all amendments or supplements to such form filed with the Commission (the Registration Statement), related to: (i) the offering and sale (the Offering) in total of up to 11,500,000 units (including up to 1,500,000 units included in the option to purchase additional units granted to the Underwriters (as defined below)) (each a Unit and together the Units), with each Unit consisting of: one ordinary share of no par value in the Company (each a Share and together the Shares); and one-third of one warrant, where each whole warrant (each a Warrant and together the Warrants) will entitle the holder to purchase one Share at a price of US$ 11.50 per Share and is exercisable on the later of 30 days after completion of an initial business combination by the Company or 12 months from the date of the Offering, to the underwriters of the Offering (the Underwriters) for whom Stifel, Nicolaus & Company, Incorporated and H.C. Wainwright & Co., LLC (the Representatives) are acting as representatives; and (ii) all Shares and Warrants issued as part of the Units included in the Offering, and all Shares underlying those Warrants included in such Units (which together constitute all of the ordinary shares or rights to acquire the same in the Company being registered pursuant to the Registration Statement). This opinion is given in accordance with the terms of the legal matters section of the Registration Statement.

1	Documents

In preparing this opinion, we have reviewed copies of the following documents:

(a)	the Registration Statement;

(b)	(i)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands on 15 October 2020;

(ii)	the public information revealed from searches (the Court Searches) of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (JEMS) by the Registry of the High Court of the Virgin Islands on 15 October 2020,

(each of the searches in (b)(i) and (ii) together, the Public Records);

(c)	a registered agent’s certificate issued by the Company’s registered agent dated 15 October 2020 (the Registered Agent’s Certificate);

(d)	written resolutions of the sole director of the Company containing resolutions of the sole director of the Company dated 25 August 2020, 1 September 2020 and 10 October 2020, approving and/or ratifying, inter alia, the Registration Statement (Directors’ Resolutions); and

(e)	written resolutions of the sole shareholder of the Company containing resolutions of the sole shareholder of the Company dated 14 October 2020 adopting the Amended and Restated Memorandum and Articles of Association of the Company (the Shareholders' Resolutions and together with the Directors' Resolutions, the Resolutions).

We have not made any enquiries or undertaken any searches concerning, and have not examined any other documents entered into by or affecting the Company or any other person, save for the examinations referred to in paragraph 1 above. In particular, but without limitation, we have not examined any documents referred to within the Registration Statement save as expressly referred to above and our opinion is limited accordingly.

2	Assumptions

This opinion is given only as to the circumstances existing on the date hereof and as to British Virgin Islands law in force on this date. We have relied on the Registered Agent's Certificate without further enquiry and upon the following assumptions, which we have not independently verified:

(a)	all parties to the Registration Statement (other than the Company) have the capacity, power and authority to exercise their rights and perform their obligations under such Registration Statement;

(b)	the Registration Statement has been or, as the case may be, will be duly authorised by or on behalf of all relevant parties (other than the Company);

(c)	copies of documents or records provided to us are true copies of the originals which are authentic and complete;

(d)	all signatures and seals on all documents are genuine and authentic and in particular that any signatures on the documents we have reviewed are the true signatures of the persons authorised to execute the same;

(e)	the Resolutions remain in full force and effect;

(f)	the accuracy and completeness of the Registered Agent's Certificate as at the date hereof; and

(g)	the information and documents disclosed by the searches of the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration by any party (other than the Company), or which is required by the laws of the British Virgin Islands to be delivered for registration by any party (other than the Company), which was not included and available for inspection in the Public Records.

3	Opinion

Based upon the foregoing, and subject to the qualifications expressed below, we are of the opinion that:

(a)	The Company is a company duly incorporated with limited liability under the BVI Business Companies Act, 2004 and validly existing in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(b)	The Company has the capacity and power to exercise its rights and perform its obligations under and as described in the Registration Statement.

(c)	The Shares included in the Units to be offered and sold by the Company pursuant to the Offering as contemplated by the Registration Statement have been duly authorised for issue and, when issued by the Company against payment in full of the consideration therefor in accordance with the terms set out in the Registration Statement and the terms in the underwriting agreement referred to within the Registration Statement and duly registered in the Company’s register of members, will be validly issued, fully paid and non-assessable.

(d)	Any Shares which are to be issued pursuant to the Warrants included in the Units to be offered and sold pursuant to the Offering, in each case when the Warrants are exercisable under the terms of the warrant agreement referred to within the Registration Statement, have been duly authorised for issue and, when issued by the Company in accordance with the terms of the warrant agreement as referred to in the Registration Statement, and duly registered in the Company’s register of members, will be, subject to payment of the exercise price therefor under the terms of the Warrants, validly issued, fully paid and non-assessable.

(e)	The performance of the Company's obligations under the Registration Statement do not and will not conflict with or result in any breach of:

(i)	the Amended and Restated Memorandum and Articles of Association of the Company; or

(ii)	any law of the British Virgin Islands applicable to the Company.

(f)	There were no actions pending against the Company based on our search of each of the Civil Index Book and the Commercial Book maintained by the British Virgin Islands High Court Registry.

(g)	On the basis of our searches conducted at the Registry of Corporate Affairs and the Court Searches, no currently valid order or resolution for the winding-up of the Company and no current notice of appointment of a receiver in the British Virgin Islands over the Company, or any of its assets, appears on the records maintained in respect of the Company. It is a requirement under section 118 of the Insolvency Act 2003 that notice of appointment of a receiver be registered with the Registry of Corporate Affairs, however, it should be noted that failure to file a notice of appointment of a receiver does not invalidate the receivership but gives rise to penalties on the part of the receiver.

4	Limitations

We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than the British Virgin Islands (and we have not made any investigation into such laws);

(b)	in relation to any representation or warranty made or given by the Company in the Registration Statement; or

(c)	as to the commerciality of the transactions envisaged in the Registration Statement or, save as expressly stated in this opinion, whether the Registration Statement and the transaction envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Registration Statement.

5	Governing Law and Reliance

(a)	This opinion shall be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to the matters expressly stated herein. This opinion is confined to and given on the basis of the laws and practice in the British Virgin Islands at the date hereof.

(b)	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the legal matters and taxation sections of the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

// OGIER

Ogier

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